Exhibit 23.2

Consent of Ryder Scott Company, L.P.

As independent petroleum engineers, we hereby consent to the incorporation by reference in this registration statement of our Firm’s name and our Firm’s review of the proved oil and gas reserve quantities of APA Corporation as of December 31, 2024, to the inclusion of our report, dated January 21, 2025, and to all references of our Firm included in this registration statement.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas

August 8, 2025